Exhibit 5.1


                            LAW OFFICES
               Ballard Spahr Andrews & Ingersoll, LLP           DENVER, CO
                      300 East Lombard Street                PHILADELPHIA, PA
                        Baltimore, MD 21202                 SALT LAKE CITY, UT
                            410-528-5600                       VOORHEES, NJ
                         FAX: 410-528-5650                    WASHINGTON, DC
                      LAWYERS@BALLARDSPAHR.COM                WILMINGTON, DE

                                                                     FILE NUMBER
                                                                         082480


                                    March 7, 2003


Capital Trust, Inc.
410 Park Avenue, 14th Floor
New York, New York 10022

               Re:    Registration Statement on Form S-3
                      ----------------------------------

Ladies and Gentlemen:

               We have served as Maryland counsel to Capital Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 22,036,581 shares of class A common stock, $.01 par value per share (the "Class A Common Stock"), of the Company consisting of (1) 12,820,272 shares (the "Debenture Shares") issuable upon the conversion of the 8.25% Step Up Convertible Junior Subordinated Debentures (the "Debentures") issued pursuant to the Amended and Restated Indenture, dated as of May 10, 2000 (the "Indenture"), between the Company and Wilmington Trust Company, a Delaware banking corporation; and (2) 9,216,309 shares (the "Reorganization Shares" and together with the Debenture Shares, the "Shares") issued pursuant to the reorganization of Capital Trust, a California business trust (the "Predecessor Entity"), into the Company on January 28, 1999. The Shares will be covered by the above-referenced Registration Statement (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act").

               In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

               1. The Registration Statement, and all amendments thereto, in the form to be filed with the Securities and Exchange Commission (the "Commission"), pursuant to the 1933 Act;

               2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

               3. The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;



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March 7, 2003
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               4. A  certificate  of the  SDAT as to the  good  standing  of the
Company, dated as of the date hereof;

               5. Resolutions, adopted by the Board of Directors of the Company or a duly authorized committee thereof, relating to the issuance of the Debentures and the Debenture Shares (the "Debenture Resolutions") and the issuance and registration of the Reorganization Shares (the "Reorganization Resolutions"), all certified as of the date hereof by an officer of the Company;

               6. The Amended and Restated Declaration of Trust, dated as of May 10, 2000 (the "Declaration"), by the Trustees (as defined therein), the Company, and the holders from time to time of undivided beneficial interests in CT Convertible Trust I, certified as of a recent date by an officer of the Company;

               7. The Indenture, certified as of a recent date by an officer of the Company;

               8. The Modification Agreement, dated as of May 10, 2002 (the "Modification Agreement"), by and among the Company, CT Convertible Trust I, a Delaware statutory business trust, Vornado Realty L.P., a Delaware limited partnership, Vornado Realty Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, Equity Office Properties Trust, a Maryland real estate investment trust, and State Street Bank and Trust Company, as Trustee for General Motors Employes Global Group Pension Trust, a New York trust, certified as of a recent date by an officer of the Company;

               9. Articles of Merger merging the Predecessor Entity with and into Captrust Limited Partnership, a Maryland limited partnership (the "Limited Partnership"), accepted for record by the SDAT on January 28, 1999;

               10. Articles of Merger merging the Limited Partnership with and into the Company, accepted for record by the SDAT on January 28, 1999;

               11. A certificate executed by an officer of the Company, dated as of the date hereof; and

               12. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

               In expressing the opinion set forth below, we have assumed the following:



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Capital Trust, Inc.
March 7, 2003
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               1. Each  individual  executing any of the  Documents,  whether on behalf of such individual or another person, is legally competent to do so.

               2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

               3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

               4. All Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

               5. The Shares have not been and will not be transferred in violation of any restriction or limitation contained in the Charter.

               6. The Debentures have been validly issued in accordance with the Indenture and the Modification Agreement and remain outstanding.

               Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

               1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

               2. The Debenture Shares issuable upon conversion of the Debentures have been duly authorized and, when and if delivered in accordance with the Debenture Resolutions, the Declaration, the Debentures and the Indenture, will be (assuming that upon any such issuance the total number of shares of Class A Common Stock issued and outstanding will not exceed the total number of shares of Class A Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and non-assessable.



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Capital Trust, Inc.
March 7, 2003
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               5. The Reorganization Shares were duly authorized and are validly issued, fully paid and non-assessable.

               The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, as to federal or state laws regarding fraudulent transfers, or any real estate syndication laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or interpretation of agreements.

               We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

               This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any person or entity without, in each instance, our prior written consent.

                                     Very truly yours,


                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP